UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

TALARIS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40384	83-2377352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 Worcester St. Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 502 398-9250

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TALS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 13, 2023, Talaris Therapeutics, Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Annual Meeting”). As of April 17, 2023, the record date for the Annual Meeting, there were 42,111,590 shares of the Company’s voting common stock outstanding. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 28, 2023:

a)

The stockholders of the Company elected each of Sandip Agarwala, Karen L. Smith, MD, PhD, and Suzanne T. Ildstad, MD as Class II directors for a three-year term that expires at the annual meeting of stockholders to be held in 2026 and until their respective successor has been duly elected and qualified or until their earlier death, resignation or removal. The results of the such vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sandip Agarwala	25,199,285	2,274,556	6,048,794
Karen L. Smith	25,165,946	2,307,895	6,048,794
Suzanne T. Ildstad, MD	16,760,865	10,712,976	6,048,794

b)

The stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the such vote were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
33,489,862	9,373	23,400	—

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Talaris Therapeutics, Inc.

Date: June 14, 2023	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Interim Chief Executive Officer